UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

Date of Report (Date of earliest event reported): August 2, 2021 (July 30, 2021)

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(Address of principal executive offices, including zip code)

(360) 980-8524

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Letter Regarding Nomination Notice

On June 30, 2021, Paul A. Rosenbaum, Arthur L. Wilmes and Jeffrey P. Beaty (collectively, the “Nominating Persons”) submitted a notice (the “Nomination Notice”) to CytoDyn Inc. (the “Company”), stating their intent to solicit votes for five director nominees at the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”). After due consideration, upon the advice of outside legal counsel, the Company has determined that the Nomination Notice fails to comply with the advance notice provision of the Company’s bylaws (as amended, the “Bylaws”). Accordingly, on July 30, 2021, the Company’s outside legal counsel, Sidley Austin LLP, sent a letter (the “Letter”) on behalf of the Company to Mr. Rosenbaum, in his capacity as representative of the Nominating Persons, informing him that the Nomination Notice does not constitute valid notice of director nominations for the 2021 Annual Meeting and that the deadline under the Bylaws to deliver a valid notice expired on July 2, 2021. A copy of the Letter is included as Exhibit 99.1 to this Report and is incorporated herein by reference.

On August 2, 2021, the Company issued a press release announcing that the Letter was sent to Mr. Rosenbaum and that the Nomination Notice is invalid. A copy of the press release is included as Exhibit 99.2 to this Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Sidley Austin LLP Letter to Paul A. Rosenbaum, dated July 30, 2021

99.2	Press Release, dated August 2, 2021

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTODYN INC.

Date: August 2, 2021	By:	/s/ Antonio Migliarese
Antonio Migliarese Chief Financial Officer